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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 APRIL 11, 2005
                                (Date of Report)


                        EQUITY LIFESTYLE PROPERTIES, INC.
             (Exact name of registrant as specified in its Charter)


                                     1-11718
                              (Commission File No.)

                   MARYLAND                                 36-3857664
       (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                  Identification No.)

  TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                60606
    (Address of principal executive offices)                (Zip Code)


                                 (312) 279-1400
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the following provisions (See General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule (14d-2(b)) under the
    Exchange Act (17 CFR.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule (13e-4(c)) under the Exchange Act (17 CFR.13e-4(c))



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ITEM 8.01      OTHER EVENTS

         Equity LifeStyle Properties, Inc. (NYSE: ELS) announced the investment of approximately $7 million for a 50 percent preferred joint venture interest in three properties containing approximately 500 sites located near Bar Harbor, Maine. ELS expects a 7% annual yield on its investment prior to the upgrade and expansion efforts discussed below. Two of the properties, Mount Desert Narrows and Narrows Too, are located on the Atlantic Ocean, and one property, Patten Pond, is located on a 700 acre lake. The three resorts have approximately 100 acres available for potential expansion. ELS expects to invest additional capital and work with the existing owner to upgrade the properties and promote a new home sales initiative. These efforts are expected to significantly increase the potential revenues of the properties.
         Marguerite Nader, Vice President of New Business Development, commented, "We look forward to working with our new partner in this premier vacation destination on the coast of Maine. This investment highlights our ongoing focus on investing in high-quality real estate locations."
         The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
         Equity LifeStyle Properties, Inc. owns or has an interest in 278 quality communities in 26 states and British Columbia consisting of 101,727 sites. The Company is a self-administered, self-managed real estate investment trust (REIT) with headquarters in Chicago.



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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                                      EQUITY LIFESTYLE PROPERTIES, INC




                                      BY:  /s/ Michael B. Berman
                                         ---------------------------------
                                           Michael B. Berman
                                           Vice President, Treasurer and
                                             Chief Financial Officer






DATE:  April 13, 2005
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